Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Gas Natural Inc. for the quarter ended March 31, 2011, I, Richard Osborne, Chief Executive Officer of Gas Natural Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Gas Natural Inc.

Date: May 11, 2011	/s/ Richard M. Osborne
Richard M. Osborne
Chief Executive Officer (principal executive officer)